Exhibit 99.1

Ebix Issues Update on Share Re-Purchases and Plans for Proposed Stock Split

JOHNS CREEK, GA - December 21, 2018 - Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance, financial, healthcare and e-learning industries, today provided an update on its share repurchases and the proposed stock split.

Ebix announced that its shareholders have approved by a wide margin an increase in the Company’s Authorized shares to 220 million from 120 million. Approval for the increase in authorized shares was required to provide a sufficient number of authorized shares to effectuate a split of Ebix’s common stock approved by the Company’s Board of Directors.

While Ebix still intends to implement a split of its common stock, in light of the decline in Ebix’s share price since the end of September, the Company has elected to delay such action until its share price has rebounded to a level where a stock split would result in a higher post-split share price. Additionally, the Company may consider implementing an alternative stock split ratio, such as two-, three- or four-for one, depending on the prevailing share price, market conditions and other factors.

Ebix also issued an update on its Share repurchase plan while declaring that since October 1, 2018, the Company has repurchased 966,773 shares of its outstanding common stock for an aggregate amount of $47.4 million. Based on these repurchases as of today, Ebix expects its diluted share count for Q1 2019 to be approximately 30.65 million.

Robin Raina, Chairman of the Board, president & CEO said, "Despite Ebix’s excellent long-term outlook and strong operating performance, including record third quarter revenue and operating cash flow], we have experienced a substantial decrease in our market value over the past few months. As a result of the share price decline, the Board is delaying action on a stock split until further notice and also considering other possible ratios.”

Robin added, “Further, we believe Ebix’s current share price does not adequately reflect the company’s current or future value and therefore presents a very attractive opportunity to pursue opportunistic share repurchases. From our past experiences, we have learned that the positive side of share price volatility is the opportunity it can provide to execute accretive share repurchases that help build long-term shareholder value. We see share repurchases as highly accretive for our EPS and shareholders, and thus intend to keep buying our own stock back, with the intent of retiring the stock and reducing our diluted share count.”

Ebix has a clear and successful track record with respect to opportunistic repurchase of its shares using cash from operations and bank borrowings, having repurchased 12.8 million shares over the last 8 years. The stock split concept is intended to offset the impact of ongoing share repurchase activity in order to enhance liquidity and make Ebix’s shares more attractive to broader base of potential investors.

About Ebix, Inc.
With 50+ offices across 5 continents, Ebix, Inc., (NASDAQ: EBIX) endeavors to provide On-Demand software and E-commerce services to the insurance, financial, healthcare and e-learning industries. In the Insurance sector, the Company’s main focus is to develop and deploy a wide variety of insurance and reinsurance

Exhibit 99.1

exchanges on an on-demand basis, while also, providing Software-as-a-Service ("SaaS") enterprise solutions in the area of CRM, front-end & back-end systems, outsourced administrative and risk compliance, across the world.

With a "Phygital” strategy that combines 260,000 physical distribution outlets in many Southeast Asian Nations (“ASEAN”) countries, to an Omni-channel online digital platform, the Company’s EbixCash Financial exchange portfolio encompasses leadership in areas of domestic & international money remittance, Forex, travel, pre-paid & gift cards, utility payments, lending etc., in an emerging country like India. The Company’s Forex Exchange has an approximate 70% market share of India’s airport Foreign Exchange business encompassing 25 international airports like Delhi, Mumbai, Bangalore, Chennai and Kolkata International airports, while conducting over 1 million transactions per annum. EbixCash, through its travel portal Via.com, is also one of Southeast Asia’s leading travel exchanges with over 110,000 distribution outlets and 8,000 corporate clients processing over 24.5 million transactions every year. For further details, visit www.ebixcash.com

Through its various SaaS-based software platforms, Ebix employs thousands of domain-specific technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company’s website at www.ebix.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS
As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company's products by the market, and management's plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission ("SEC"), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as "may," "could," "should," "would," "believe," "expect," "anticipate," "estimate," "intend," "seeks," "plan," "project," "continue," "predict," "will," "should," and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as: the approval of the shareholders of the amendment to the Certificate of Incorporation, the risk of an unfavorable outcome of the pending governmental investigations or shareholder class action lawsuits, reputational harm caused by such investigations and lawsuits, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company's ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in Australia, UK and India wherein we have significant operations); equity markets, including market disruptions and significant interest rate fluctuations,

Exhibit 99.1

which may impede our access to, or increase the cost of, external financing; and international conflict, including terrorist acts.

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto. You may obtain our SEC filings at our website, www.ebix.com under the "Investor Information" section, or over the Internet at the SEC's web site, www.sec.gov.

CONTACT:

Darren Joseph
+1-678 -281-2027 or IR@ebix.com

David Collins or Chris Eddy
Catalyst Global +1- 212-924-9800 or ebix@catalyst-ir.com